Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-272029, 333-270814, 333-262301 and 333-268890) and Form S-8 (Nos. 333-210935, 333-220988, 333-240107, 333-261863 and 333-267663) of Mesoblast Limited of our report dated August 31, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers
Melbourne, Australia
August 31, 2023

1